CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 13, 2013, relating to the financial statements and financial highlights which appear in the October 31, 2013 Annual Reports to Shareholders of T. Rowe Price Emerging Europe Fund, T. Rowe Price Emerging Markets Stock Fund, T. Rowe Price European Stock Fund, T. Rowe Price Global Stock Fund, T. Rowe Price International Discovery Fund, T. Rowe Price International Stock Fund, T. Rowe Price New Asia Fund, T. Rowe Price Japan Fund, T. Rowe Price Latin America Fund, T. Rowe Price International Growth & Income Fund, T. Rowe Price Overseas Stock Fund, T. Rowe Price Africa & Middle East Fund, T. Rowe Price Global Growth Stock Fund (formerly known as T. Rowe Price Global Large-Cap Stock Fund), and T. Rowe Price Global Infrastructure Fund (comprising T. Rowe Price International Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Report of Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 26, 2014